Exhibit 10.4

                         MASTER EQUIPMENT LEASE AGREEMENT

      THIS AGREEMENT is entered into the 19 day of June, 2000 between DNJ DIAPER, LLC ("Lessor") whose address is 150 North Wacker Drive, Suite 1900, Chicago, Illinois, 60606 and RMED INTERNATIONAL INC. ("Lessee" ) whose address is 3925 N. Hastings Way, Eau Clair, WI 54702.

   1. Lease of Equipment

      This Master Equipment Lease Agreement ("Agreement") contains general terms and conditions applying to each Equipment Lease ("Lease") between Lessor and Lessee that incorporates this Agreement by reference. The equipment or other personal property covered by all Leases, together with all components, parts, additions, accessions, attachments, substitutions therefor and replacements thereof is collectively called the "Equipment" and individually called an "Item." Each Lease will contain terms and conditions applying only to the Equipment covered by that Lease and will constitute a separate lease of that Equipment.

      To accept an Item under a Lease, Lessee will sign and deliver to Lessor a Certificate of Acceptance for the Item in a form provided by Lessor. When Lessor has confirmed that all of its requirements and conditions have been met, it will promptly pay the Total Cost of the Item specified in the Certificate of Acceptance, as directed by Lessee. Lessor requirements and conditions shall include, but not be limited to, receipt from Lessee of such instruments, documents and certifications as Lessor reasonably may request, including without limitation evidence of authority (such as corporate certificates, corporate resolutions, and partnership authorizations), evidence of insurance, purchase orders and acceptances thereof, purchase and sale agreements, guarantees or other credit enhancements, if any, required by Lessor and financial information and instruments and documents to implement perfect or continue the perfection of Lessor's rights and remedies as owner and Lessor of the Equipment, including Uniform Commercial Code forms. Notwithstanding the execution, delivery or filing of any instruments or documents, it is agreed that the transaction contemplated in each lease shall be a lease and not intended as security.

      Following the date ("Closing Date") which is the earlier of, with respect to any Lease: (i) the date Lessee gives Lessor a Certificate of Acceptance for the last Item under Lease; (ii) the "Purchase Cut-Off Date" set forth in such Lease; or (iii) on such other day as is mutually agreed, Lessor shall send Lessee a closing schedule, setting forth any adjustments to payment schedules, stipulated loss values or other matters ("Closing Schedule"). Such Closing Schedule and the facts and determinations set forth therein shall upon execution by Lessee and Lessor be conclusive as to the matters therein. Alternatively, in lieu of signing the Closing Schedule. Lessee may, within thirty (30) days after the Closing Schedule is sent by Lessor to Lessee, give Lessor written notice identifying any claimed error therein. Notwithstanding any such notice, Lessee shall pay all rentals as they become due. If Lessee establishes an error that affects the amount of rentals, Lessor shall give Lessee a credit for any overpayment of rentals, and Lessee promptly shall pay to Lessor on demand any underpayments, If Lessee neither signs the Closing Schedule nor gives written notice of claimed errors, the Closing Schedule shall be conclusively deemed to be accurate thirty (30) days after the Closing Schedule is sent by Lessor to Lessee.

      Lessee authorizes Lessor to insert in the Lease or the Closing Schedule, dates, models, serial numbers, and other pertinent data relative to the proper identification of Equipment and/or the Lessee.

      If by the "Purchase Cut-Off Date" set forth in a Lease, Lessee shall not have given Lessor written notice of acceptance of an Item, Lessor shall have no obligation to purchase the Item or to lease it to Lessee. In such event, Lessee shall immediately pay all accrued Interim Rental (as defined herein) and reimburse Lessor for all sums Lessor may have paid for, or with respect to, the Item and for all of Lessor's costs and expenses with respect thereto, and Lessee shall indemnify and defend Lessor against and hold Lessor harmless from any and all cost expense, loss, liability and damage that Lessor may suffer or that may be asserted against Lessor by reason of Lessor's failure or refusal to purchase such Item. Any such Item shall be deemed to be deleted from the Lease and no longer included as an Item of Equipment.

   2. Non-Cancelable Net Lease

      EACH LEASE IS A NON-CANCELABLE NET LEASE. WHEN LESSEE SIGNS AND DELIVERS A CERTIFICATE OF ACCEPTANCE FOR ANY ITEM, ITS OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE FOR THE ITEM AND OTHERWISE TO PERFORM AS REQUIRED UNDER THE RELATED LEASE IS

UNCONDITIONAL, IRREVOCABLE AND INDEPENDENT THESE OBLIGATIONS ARE NOT SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION, REPUDIATION, EXCUSE OR SUBSTITUTION BY LESSEE. LESSEE IS NOT ENTITLED TO ANY ABATEMENt REDUCTION, OFFSEt DEFENSE OR COUNTERCLAIM WITH RESPECT TO THESE OBLIGATIONS FOR ANY REASON WHATSOEVER, WHETHER ARISING OUT OF DEFAULT OR OTHER CLAIMS AGAINST LESSOR OR THE MANUFACTURER OR SUPPLIER OF THE ITEM, DEFECTS IN OR DAMAGE TO THE ITEM, ITS LOSS OR DESTRUCTION OR OTHERWISE. EACH LEASE IS INTENDED TO CONSTITUTE A TRUE LEASE AND NOT A SALE OF THE RELATED EQUIPMENT. TITLE TO THE EQUIPMENT WILL REMAIN WITH LESSOR AT ALL TIMES. LESSEE'S INTEREST IN THE EQUIPMENT IS LIMITED TO A LEASEHOLD.

   3. Lessee's Warranties and Covenants

      Lessee represents and warrants to Lessor upon execution of this Agreement and each Lease, that: (i) unless Lessee is a sole proprietorship, it is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that it is qualified to do business in every jurisdiction where the failure to qualify would have a material adverse effect on Lessor's rights hereunder; (ii) it has taken all corporate, company or partnership action which may be required to authorize the execution, delivery and performance of this Agreement and each Lease; (iii) such execution, delivery and performance will not conflict with or violate any provision of its Charter or Articles or Certificate of Incorporation, By-laws, Operating Agreement or similar governing document, or any provisions thereof, or in the case of a partnership, its Certificate of Partnership or Limited Partnership and its Partnership Agreement, or in the case of a limited liability company, its Articles of Organization, or result in a default or acceleration of any obligation under any agreement order, decree or judgment to which it is a party or by which it is bound; (iv) it is not now in default under any of the same; (v) there is no litigation or proceeding pending or threatened against it which if decided adversely to Lessee's interests may have a material adverse effect on Lessee or which would prevent or hinder the performance by it of its obligations hereunder; (vi) this Agreement, each Lease and the attendant documents constitute valid obligations of the Lessee, binding and enforceable against it in accordance with their respective terms; (vii) no action, consent approval or filing by, of or with any commission or administrative agency is required in connection herewith; (viii) it has the power to own its assets and to transact business in which it is engaged; (ix) it will give to Lessor prior written notice of any change in its name, identity, jurisdiction of organization or structure; (x) each Lease will be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws; (xi) the financial statements and any other information furnished and to be furnished to Lessor are and will be true and correct at the time of delivery; (xii) as long as any Lease is in effect Lessee will promptly furnish Lessor (A) within 45 days of the end of each of Lessee's first three fiscal quarters, balance sheets, statements of operations, statements of cash flow and statements of changes in shareholders' equity of Lessee and of each Guarantor of Lessee's obligations (collectively, the "Financial Statements"), prepared on a consolidated basis in accordance with United States generally accepted accounting principles ("GAAP") as at the end of such period and for the fiscal year to date and (B) within 120 days of the end of each fiscal year of Lessee, Financial Statements, prepared on a consolidated basis in accordance with GAAP as at the end of such fiscal year and for such fiscal year, accompanied, at Lessor's request, by the audit reports of an independent certified public accountant acceptable to Lessor and such other information as Lessor may reasonably request at any time concerning Lessee and its affairs, (xiii) each Item shall be personal property and in good order and condition and, unless Lessor otherwise agrees in writing, has not been used prior to the time of Lessee's execution of the Certificate of Acceptance pertaining thereto; (xiv) at all times, Lessee shall keep the Equipment in Lessee's possession at the address specified in the Lease unless Lessor shall otherwise consent in writing (the only requirement with respect to rolling stock is that it remain within the continental United States); (xv) Lessee shall not cause, suffer or permit any Item to be attached or affixed to real property or improvements thereon (collectively, "Realty") unless Lessor first shall consent thereto in writing and Lessee shall have obtained from all persons having any interest in the Realty written consents in form satisfactory to Lessor which approve such attachment waive any claims to or encumbrances upon attached Items and consent to the detachment and removal of such Items at any time by Lessor or Lessee; (xvi) notwithstanding attachment of any Items to Realty, all the Equipment at all times shall be and remain personal property; (xvii) the Equipment does not constitute "imported property covered by an Executive order" as defined in Section 168(g)(6) of the Internal Revenue Code of 1986 ("Code"), and (xviii) that the recovery period set forth in the applicable Lease for each
Item is the period applicable under the Code to the Equipment

   4. Term of Lease

      The term of each Lease ("Term") shall consist of an "Interim Term" and a "Basic Term." The Interim Term shall begin on the date that Lessee first gives Lessor written notice of acceptance of an Item or written approval for partial payment whichever is earlier, and shall continue until the time the Basic Term begins. The Basic Term shall begin on the Closing Date and shall continue for the length of the Basic Term set forth in the respective Lease.


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   5. Interim Rental

      During the Interim Term, Lessee shall pay rent monthly ("Interim Rental"), on a calendar month basis, in an amount determined by Lessor by applying the "Interim Rental Rate" set forth in the Lease to portions of the Total Cost then or theretofore expended by Lessor, for the number of days such sums are outstanding during such calendar month. Lessee shall pay Lessor each installment of Interim Rental on the fifteenth day after the end of such calendar month.

   6. Periodic Rental

      Lessee shall pay rent ("Periodic Rental") for the Basic Term in an amount calculated by multiplying the Total Cost by the Periodic Rental Rate set forth in the Lease multiplied by the number of periods constituting the length of the Basic Term. Lessee shall pay installments of Periodic Rental to Lessor in accordance with the payment schedule set forth in the Lease.

   7. Late Payment

      If any installment of rent or other sum owing under the Lease shall not be paid when due and shall remain unpaid for ten (10) days, Lessee shall pay Lessor a late charge equal to the greater of $35.00 or two and one-half percent (2.5%) of the amount delinquent, but in no event at a rate greater than limited by any applicable law. Such late charge is in addition to, and not in lieu of, other rights and remedies Lessor may have.

   8. No Lessor Equipment Warranties

      LESSOR LEASES THE EQUIPMENT AS-IS AND EXPRESSLY DISCLAIMS AND MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, DESIGN, QUALITY, CAPACITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER, CONCERNING THE EQUIPMENT. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) IT MAY HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY OR RELATING TO THE EQUIPMENT. LESSEE HAS SELECTED OR WILL SELECT BOTH THE EQUIPMENT OF THE TYPE AND QUANTITY WHICH IS THE SUBJECT HEREOF AND THE SUPPLIER FROM WHOM LESSOR PURCHASED THE EQUIPMENT.

   9. Insurance

      Lessee shall at all times prior to return of an Item to Lessor procure and continuously carry, maintain and pay for: (A) physical damage insurance providing "all risks" coverage for the Item in an amount not less than the full replacement value thereof and (B) bodily injury and property damage combined single limit liability insurance, all in such amounts and against such risks and hazards and with insurance companies and pursuant to contract or policies and with exclusions and deductibles thereon satisfactory to Lessor. All contracts and policies: (i) shall include provisions for the protection of Lessor notwithstanding any act or neglect of or breach or default by Lessee; (ii) shall provide that they may not be modified, terminated or cancelled unless Lessor is given at least thirty (30) days advance written notice thereof; (iii) shall contain endorsements (x) naming Lessor (and if Lessor requests at any time, any successor, assignee or secured party of Lessor) as loss payee for physical damage insurance and as additional insured for liability insurance, (y) providing that such insurance is primary as to the Item without right of contribution from any other insurance, (z) providing thirty (30) days prior written notice to Lessor (and any successor, assignee or secured party) before coverage lapses or is cancelled or materially changed, or before there is a change in insurer. Lessee shall promptly notify any appropriate insurer and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Lessor with all data pertinent to such occurrence. Lessee will send Lessor a certificate evidencing such insurance and endorsements or copies of the policies upon request before the Item's acceptance date and whenever the insurance is renewed. As long as no Event of Default (as herein defined) exists, Lessor will remit any physical damage insurance proceeds for an Item to Lessee when Lessee either (A) provides evidence that the Item has been repaired and restored to the good operating order and condition required under Section 11 hereof or (B) pays Lessor the amount due upon an Event of Loss as provided in Section 13 hereof.

   10. Lessee Tax Indemnities

      (a) General. Lessee will pay and defend, indemnify and hold harmless Lessor and any successor, assignee or secured party of Lessor on an after-tax basis from any and all Taxes (as defined below) on or relating to: (i) the


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Equipment (ii) its ordering, purchase by Lessor, acceptance, delivery, installation, ownership, leasing, possession, maintenance, documentation, use, operation, transportation, return or other disposition; (iii) its rentals, receipts or earnings; and (iv) any Lease. "Taxes" means taxes, fees or other governmental charges that are not based on the net income of the indemnified party, whether they are assessed to or payable by Lessee or an indemnified party, and includes, without limitation: (A) franchise, business and occupation, gross receipts, sales, use, licensing, registration, titling, stamp and personal property taxes; (B) levies, imposts, duties, charges and withholdings; and (C) penalties, fines and additions to tax and interest. Lessee shall not be obligated to pay any amount under this Section 50 long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof, unless such contest would adversely affect the title of Lessor to any Item of Equipment or would subject any Item to forfeiture or sale. Lessee shall indemnify and hold harmless Lessor, on an after-tax basis, against any and all loss, claims, demands and expenses, including legal expenses resulting from any such non-payment or contest.

      Unless Lessor elects otherwise, Lessor will prepare and file all reports and returns relating to Taxes covered by this Section and will pay all such Taxes to the appropriate taxing authority. Lessee will reimburse Lessor for all such payments promptly on request. However, if Lessor elects, upon written notice to Lessee, Lessee will prepare and file all such reports and returns, pay all such Taxes directly to the taxing authority and deliver to Lessor reasonable evidence thereof.

      Upon termination of this Lease as to any Item, Lessee will, upon request, advance to Lessor the amount estimated by Lessor to equal personal property taxes on the Item which are not yet payable but for which Lessee will afterward become liable hereunder. Lessor will account to Lessee for such advances.

      (b) Federal Tax Indemnities. If Lessor shall lose the right to claim, suffer a disallowance of or be required to recapture all or any portion of the accelerated cost recovery deductions pursuant to Internal Revenue Code Section 16B with respect to the Total Cost for property with recovery period(s) referred to in the Lease, then, unless such result is due to Lessor's act or omission (other than its exercise of remedies after default) or to a loss for which Lessee pays the Stipulated Loss Value (as defined below) of the affected Equipment, Lessee shall pay to Lessor on demand a sum equal to the amount of deductions or credits lost by Lessor as a result of such event, plus the amount of any interest, penalties and additions to taxes payable by Lessor as a result of such event. The amount of lost deductions and credits to be paid by Lessee pursuant to this Section shall be computed by Lessor so as to cause Lessor's after-tax rate of return on investment and after-tax cash flows in respect of the Lease to equal that which would have been realized by Lessor if such event had not occurred, but without regard to whether Lessor has or would have had taxable income sufficient to use the lost deductions or credits. Lessee shall indemnify and hold harmless Lessor from and against any and all taxes, assessments and other charges imposed upon Lessor under the laws of any federal, state, local or foreign government or taxing authority, as a result of any payment made by Lessee pursuant to this Section 10.

   11. Maintenance and Alterations

      (a) Lessee at its expense at all times shall maintain, service and repair any damage to the Equipment so as to: (i) keep the Equipment in good and efficient working order, condition and repair, ordinary wear and tear resulting from proper use excepted, and make all inspections and repairs, including replacement of worn parts (which replacement parts shall be free and clear of all liens and encumbrances and shall, upon incorporation into the Item, become the property of Lessor free and clear of any and all liens and encumbrances and subject to the related Lease), to effect the foregoing and to comply with requirements of laws, regulations, rules and provisions and conditions of insurance policies; and (ii) pay all costs, expenses, fees and charges incurred in connection with the use or operation of the Equipment and of each Item, including but not limited to repairs, maintenance, storage and servicing. Lessee will maintain in effect a warranty by or maintenance contract with the manufacturer or other recognized maintenance provider of the Equipment, and will send Lessor a copy of such warranty or contract on request. If Lessee has the Equipment maintained by someone other than the manufacturer, Lessee will pay any costs necessary to have the manufacturer re-certify the Equipment for continued maintenance at the expiration of its Lease Term or any Renewal Term (as defined herein). Lessee shall not make any alterations, substitutions, improvements or additions to the Equipment or Items, except (i) those required in order to comply with laws, regulations, rules and Insurance policies and (ii) those which shall be financed by the Lessor or for which Lessor first shall have consented thereto in writing, which consent shall not be unreasonably withheld. Notwithstanding any consent by Lessor, Lessee shall pay all costs and expenses of the foregoing. All replacements, repairs, improvements, alterations, substitutions and additions shall constitute accessions to the Equipment and title thereto shall vest in Lessor, and shall be free of any and all liens. In performing its obligations under this Section, Lessee will not treat the Equipment less favorably than similar equipment that it owns or leases, or reduce its performance in contemplation of expiration of the Term or any Renewal Term.

      (b) Lessor hereby transfers and assigns to Lessee, for so long during the Term and any Renewal Term as Lessee is not in default, Lessor's right, title and interest in, under and to any assignable factory and dealer warranty, whether


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

express or implied, with respect to the Equipment. All claims and actions upon any warranty shall be made and prosecuted by Lessee at its sole cost and expense. Lessor shall have no obligation to make or prosecute any claim upon or under a warranty. Lessee shall have proceeds of a warranty claim or recovery paid to Lessor. Lessor shall make such proceeds available for any repair, restoration or replacement to correct such warranted condition. Excess proceeds shall be used to reduce Lessee's obligations under the related Lease, applied in inverse order of maturity.

   12. Use; Quiet Enjoyment

      So long as there shall exist no Event of Default, Lessee shall be entitled to the possession, use and quiet enjoyment of the Equipment during the Term and any Renewal Term in accordance with the terms of the Lease. Unless a purchase option is exercised, Lessee shall deliver and surrender the Equipment to Lessor at the end of the Term or Renewal Term in accordance with Section 16 hereof. Lessee warrants that the Equipment will at all times be used and operated solely in the conduct of Lessee's business in a careful and proper manner for the purpose for which it was designed and intended and under and in compliance with manufacturer's specifications and applicable laws and all lawful acts, rules, regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, except that Lessee may in good faith and by appropriate proceedings contest the application of any such rule, regulation or order in any reasonable manner that will not adversely affect the title of Lessor to any Equipment or subject the same to forfeiture or sale. Lessee will not permit its rights or interest hereunder to be subject to any lien, charge or encumbrance and will keep the Equipment free and clear of any and all liens, charges, encumbrances and adverse claims (except those arising from acts of Lessor). Lessor and its agents and employees shall have the right to enter upon any premises where the Equipment or Items are then located to inspect and examine the same and the maintenance records related thereto. Such inspections shall be during normal business hours and upon reasonable notice; provided that Lessor may inspect such Equipment Items and records without notice and at any time if an Event of Default exists or if Lessor reasonably believes that any Items or lessor's rights are in jeopardy of damage or loss. Lessee agrees to assist Lessor in its inspections and examinations permitted hereunder. All such inspection rights are for the sole benefit of Lessor and shall not be construed to impose any obligation on Lessor, whether or not Lessor makes any inspections or receives any reports.

   13. Event of Loss

      Each Lease is a net lease. Lessee assumes all risk of and shall indemnify and hold harmless Lessor from and against all damage to and loss of the Equipment from any cause whatsoever, whether or not such loss or damage is or could have been covered by insurance (an "Event of Loss"). Except as otherwise specifically provided herein, neither this Agreement nor any related Lease shall terminate and there shall be no abatement, reduction, suspension or deferment of Interim or Periodic Rental for any reason, including damage to or loss of the Equipment or any one or more Items. Lessee promptly shall give Lessor written notice of any material loss or damage, describing completely and in detail the cause and the extent of loss and damage. Upon the occurrence of an Event of Loss, at its option, Lessee shall: (i) repair or restore the damaged or lost Items to good condition and working order; or (ii) replace the damaged or lost Items with similar equipment of equal value in good condition and working order; or (iii) pay Lessor in cash the Stipulated Loss Value of the damaged or lost Items. Upon Lessee's complying with the foregoing, Lessor shall pay or cause to be paid over to Lessee the net proceeds of insurance, if any, with respect to such damage or loss. "Damage" and "loss" shall include damages and losses of any kind whatsoever including, without limitation, physical damage and partial or complete destruction, including intentionally caused damage and destruction, and theft. Upon payment by Lessee of the Stipulated Loss Value for an Item, along with any rent late charges, taxes or other amounts then due and owing, Lessor will then deliver a Bill of Sale for the Item, and Lessee's obligation to pay rent for the Item will terminate.

      The "Stipulated Loss Value" of an Item as of any date shall equal a sum computed by Lessor, which shall not exceed the amount determined by multiplying the Total Cost of the Item by the Stipulated Loss Factor as set forth in the applicable Closing Schedule for the Lease year during which the loss of the Item occurs.

   14. Ownership and Marking

      Lessee has not and, by execution and performance hereof, will not have or obtain any title to the Equipment or any other interest therein except as Lessee hereunder and subject to all the terms hereof. Title to the Equipment shall at all times remain in Lessor and Lessee at its expense shall protect and defend the title of Lessor and keep it free of all claims and liens, other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. Lessee will treat this transaction as a lease for tax purposes and will not claim any credit or deduction inconsistent with Lessor's ownership of the Equipment. If Lessor supplies Lessee with labels designating its interest in the Equipment, Lessee shall affix the same to and keep them in a prominent place on the Equipment.


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      Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes hereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Equipment, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof, to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created; provided however, that the foregoing shall not apply if such determination is made solely for purposes of federal tax laws and regulations.

   15. Lessee's General Indemnities

      Lessee will pay and defend, indemnify and hold harmless Lessor, any successor, assignee or secured party of Lessor and any member, employee, persons controlling or controlled by and any agents or attorneys of any of the foregoing, on an after-tax basis from and against any loss, claim, cause of action, damage, liability, cost or expense (including, but not limited to, reasonable, out-of-pocket legal fees and costs) which may be asserted against or incurred in any manner by or for the account of any of the foregoing persons:
(i) relating to the Equipment or any part thereof, including without limitation the manufacture, construction, purchase, delivery, acceptance or rejection, installation, ownership, sale, leasing, removal or return of the Equipment or as a result of the use, maintenance, repair, replacement, operation or the condition thereof (whether defects are latent or discoverable); (ii) by reason or as a result of any act or omission of Lessee for itself or as agent or attorney-in-fact for Lessor hereunder; (iii) as a result of claims for patent, trademark or copyright infringement; (iv) as a result of product liability claims or claims for strict liability; (v) resulting from claims for personal injury, death or property damage or (vi) otherwise resulting or arising from any claim, litigation or other proceeding, whether threatened or initiated, asserting a claim arising from or in connection with this Agreement, any Lease, any Certificate of Acceptance, any Closing Schedule or any transaction contemplated hereby or thereby (including, without limitation, all costs involved in connection with any subpoena or other governmentally sanctioned request for the production of documents or witnesses in any case or proceeding, whether involving an indemnified person as a party or otherwise); provided, however, that no person indemnified hereunder shall be indemnified for any losses, claims, damages, costs and expenses arising solely from the willful misconduct or gross negligence of such indemnified person.

   16. Lessee Return Provisions at Expiration of Lease Term

      At least One Hundred and Twenty (120) days before the expiration of the Term of the first Item accepted under each Lease, Lessee will give Lessor written notice should the Lessee elect to return all such Items to Lessor in accordance with the provisions provided below.

      At the expiration of the Term or Renewal Term of each Item that Lessee does not purchase, Lessee will at its sole expense and risk de-install, pack and crate such Items and return them to Lessor (all in accordance with industry standards and the manufacturer's recommendations and maintenance certification standards) at any location designated by Lessor within the continental United States in the good operating order and condition required under Section 11 hereof, free of all liens, claims and encumbrances as provided in Section 14 hereof, together with all related plans, specifications, operating manuals, maintenance records and similar documents. If the Lessee returns such Items to Lessor at any location designated by Lessor which is further than 1,000 miles from Lessee's address as set forth in the first paragraph hereof, the incremental expense associated with the shipping of such Items to a location exceeding 1,000 miles from such Lessee location shall be borne equally by Lessor and Lessee. 1,5 for any reason, Lessee fails to return any Item as required in the proper condition, Lessees obligations under the related Lease shall continue in full force and effect on a month-to-month basis as to the Item and Lessee will continue to pay the current rent for the Item.

    17. Lessor May Perform

      If Lessee, at any time, shall fail to pay any sum which Lessee is required by this Agreement to pay or shall fail to do or perform any other act Lessee is required by this Agreement to do or perform, Lessor at its option may pay such sum or do or perform such act, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest thereon at the Default Rate (as defined in Section 18 of this Agreement) from the date of demand until paid.

   18. Default

      (a) Events of Default. Each of the following shall constitute an event of default ("Event of Default"): (i) failure to perform and comply with the provisions and conditions of Section 9 or Section 11 hereof, or failure to keep the


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Items free of liens, claims and encumbrances as provided in Section 14 hereof;
(ii) failure to pay any sum, including installments of rental, within ten (10) days of the date when due; (iii) failure to perform and comply with any other provision or condition of this Agreement within thirty (30) days after Lessor shall have given Lessee written notice of default with respect thereto, (iv) any representation or warranty made by Lessee to Lessor, whether made in this Agreement or any Lease or in any certificate, agreement instrument or statement, including income and financial statements, shall prove to have been incorrect in any material respect when made; (v) any event of default occurs with respect to any obligations of Lessee to Lessor on or with respect to any transactions, debts, undertakings or agreements other than this Agreement or any event of default occurs with respect to any material obligation of Lessee to any third party; (vi) the failure of Lessee generally to pay its debts as they become due in the ordinary course of business, or the filing of any application for the appointment of a receiver for a major part of Lessee's assets or the filing of any petition or application by or against Lessee under any present or future laws for the relief of debtors or for the subjection of the property of a debtor to the control of any court, tribunal or agency for the benefit of creditors, including proceedings under the United States Bankruptcy Code, if the proceeding commenced by such filing, if instituted against Lessee, shall not be dismissed for a period of sixty (60) days; (vii) the execution by Lessee of a general assignment for the benefit of creditors; (viii) Lessee winds up, dissolves or otherwise terminates its corporate, partnership or limited liability company existence, or consolidates with or merges with or into any entity, or sells, leases or otherwise transfers substantially all of its assets to any entity, or incurs a substantial amount of indebtedness other than in the ordinary course of its business, or engages in a leveraged buy-out or any other form of corporate reorganization, including conversions to Subchapter 'S' corporation status.

      (b) Effect on Lessor's Obligation. Upon the occurrence of an Event of Default, Lessor shall have no further obligation to Lessee to purchase Equipment or Items or to lease any thereof to Lessee.

      (c) Remedies.

      Upon the occurrence of an Event of Default as provided above, Lessor may at its option:

            (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Agreement and any applicable Lease or to recover damages for the breach thereof; or

            (ii) by notice in writing to the Lessee terminate Lessee's right of possession of the Equipment, whereupon all rights of the Lessee to possess and use the Equipment shall absolutely cease and terminate, but Lessee shall remain liable as follows:

      Upon such a termination, Lessee at its expense shall immediately redeliver the Equipment to Lessor at the location specified in Section 16(b) hereof. If Lessee shall fail to do so, Lessor may retake possession of the Equipment by entering upon any premises at any reasonable time and thereafter Lessor may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Lessee, or its successors or assigns. If Lessor so retakes possession, Lessee upon demand shall reimburse Lessor for all costs and expenses relating thereto. Notwithstanding such redelivery or retaking, Lessor shall have a right to recover from Lessee any and all amounts which under the terms of this Agreement may be then due or which may have accrued to the date of such termination, and also to recover forthwith from the Lessee its damages for loss of a bargain and not as a penalty, an amount equal to the higher of Fair Market Value or the Stipulated Loss Value of the Equipment as of the rent payment date on or next preceding the date of default, less:

            (A) the amount Lessor in fact receives from the sale of the Equipment after deduction of all estimated expenses of such sale (Equipment which Lessor is unable to recover shall at Lessor's option be deemed worthless); or

            (B) at Lessor's election, the present value of the non-cancelable regularly scheduled rentals receivable from a subsequent lease of all or part of the Equipment entered into by Lessor (discounted at the Default
      Rate), and taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the Term for such Equipment.

      In addition to all amounts and damages to which Lessor is entitled as set forth above, Lessee shall be liable to Lessor for all costs and expenses incurred by Lessor by reason of Lessee's breach or default. Lessee shall also be liable for interest on any of the above-referenced amounts from and after the due date at the Default Rate, or the legal limit whichever is smaller.

      Lessor's costs and expenses incurred by reason of Lessee's breach or default shall include, without limitation, costs and expenses of receiving or retaking possession of the Equipment, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting the Equipment or Items and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which Lessor may commence or in which Lessor may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests including, but not limited to, attorneys' fees and costs incurred for representation in matters arising under the bankruptcy statutes, including relief from stay motions and motions concerning the assumption or rejection of executory contracts and leases and in all reviews of and appeals from any such actions or proceedings.

      The "Default Rate" of interest shall be a rate per annum computed monthly which shall be five (5) percentage points above the prime rate, but not greater than the maximum rate, if any, limited by applicable law. The "prime rate" referred to in this Agreement shall mean the rate per annum announced by The Chase Manhattan Bank, New York City, from time to time as its prime rate, whether or not such rate is applied by said bank to any then outstanding loans, changing with each announced change of such prime rate.

   19. Rights Cumulative

      Unless otherwise expressly provided herein, all rights and remedies of Lessor are concurrent and cumulative. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy.

    20. Non-Waiver

      Neither the acceptance by Lessor of any payment or any other performance, nor any act or failure of Lessor to act or to exercise any rights, remedies or options in any one or more instances shall constitute a waiver of any such right, remedy or option or of any other then existing or thereafter accruing right, remedy or option, or of any breach or default then existing or thereafter occurring. No purported waiver by Lessor of any right remedy, option, breach or default shall be binding unless in writing and signed by an officer of Lessor. A written waiver by Lessor of any right remedy, option, breach or default shall not constitute a waiver of any other then existing or thereafter accruing right remedy or option or of any other then existing or thereafter occurring breach or default.

    21. Notices; Payments

      (a) A written notice may be given: (i) by personal delivery of the same to a corporate officer of the party to whom it is directed (the "Addressee"), or to a general partner if the Addressee is a partnership, or to a member if the Addressee is a limited liability company, or to the owner if the Addressee is a sole proprietorship; (ii) by mailing the notice to the Addressee by first class mail, registered or certified, with postage prepaid, addressed to the Addressee at the address following its name in the opening paragraph of this Agreement or to such other address as the Addressee may specify by notice in writing given in accordance with this Section; or (iii) by overnight courier service. Notice shall be effective upon delivery if sent pursuant to subsection (i) above, effective three (3) days after mailing, or effective the next day if sent by overnight courier. A "business day" shall be any day that is not a Saturday or Sunday or a legal holiday.

      (b) The Lessee shall make all payments to Lessor at the place where the notice is to be mailed to Lessor pursuant to subsection (a) above. Payments are deemed paid when received by Lessor.

    22. Assignment

      (a) LESSEE WILL NOT SUBLEASE OR LEND ANY ITEM OR SELL ASSIGN, TRANSFER OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF ITS INTERESTS IN THE EQUIPMENT OR ANY LEASE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor's consent to an assignment, sublease, transfer, sale or grant in any one or more instances shall not impose any obligation upon Lessor to consent to any other or further assignments. Lessor's consent to an assignment, sublease, transfer, sale or grant shall not release Lessee from any obligations with respect to the Lease unless expressly so stated in the written consent.

      (b) All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but subject always to the rights of Lessee under this Lease. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. If Lessor assigns this Agreement or any Lease or the rent due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee shall excuse performance by Lessee of any provision hereof or give rise to any defense, counterclaim or set off with respect to Lessee's obligations under the Lease, it being understood that in the event of such default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor through a claim for damages. No such assignee shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Agreement.

   23. Survival

      The representations warranties, indemnities and agreements of Lessee, and Lessee's obligations under any and all provisions of this Agreement, shall survive the expiration or other termination of this Agreement, shall be binding upon its successors and assigns and are expressly made for the benefit of and shall be enforceable by Lessor and its successors and assigns.

    24. Miscellaneous

      (a) The term "Lessor" shall mean the Lessor named herein and its successors and assigns.

      (b) Whenever the context so requires, any pronoun gender includes all other genders, and the singular includes the plural. If more than one person constitute Lessee, whether as a partnership or otherwise, all such persons are and shall be jointly and severally liable for all agreements, undertakings and obligations of Lessee.

      (c) All captions and section, paragraph and other divisions and subdivisions are for convenience of reference only and shall not affect the construction, interpretation or meaning of this Agreement or any Lease or of any of the provisions thereof.

      (d) THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

      (e) This Lease shall be binding upon and, except as limited in Section 22 hereof, shall inure to the benefit of Lessor and Lessee and their respective successors and assigns.

      (f) PROVIDED HEREIN. THIS LEASE CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY

      (g) Lessee's obligation to pay or reimburse Lessor for expenses as provided hereunder shall be limited to reasonable expenses.

      (h) LESSEE AND LESSOR EACH WAIVES FOR ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT, ANY LEASE OR OTHER RELATED DOCUMENT.

      (i) Lessee hereby authorizes Lessor, in such jurisdictions where such action is authorized by law, to execute financing statements regarding the Equipment on Lessee's behalf or to effect recordation or filing of such financing statements without Lessee's signature thereon.

      (j) For all purposes hereof, "day" shall mean a calendar day.

    25. Article 2A Waivers

      If Article 2A of the Uniform Commercial Code is adopted under applicable state law and applies to this Agreement or to any Lease, then Lessee, to the extent permitted by law, waives any and all rights and remedies conferred upon a lessee by Sections 2A-so8 through 2A-522 of such Article 2A, including, but not limited to, Lessee's rights to:

            (i) cancel or repudiate this Agreement or a Lease;

            (ii) reject or revoke acceptance of the Equipment;

            (iii) claim, grant or permit attachment of a security interest in the Equipment in Lessee's possession or control for any reason;

            (iv) deduct from Interim, Rental or Periodic Rental payments, or other amounts due hereunder, all or any part of any claimed damages resulting from Lessor's default, if any, under this Agreement or any Lease;

            (v) accept partial delivery of the Equipment or an Item thereof;

            (vi) "cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in this Agreement or any Lease; and

            (vii) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified in any Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use or dispose of any Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.

    26. No Affiliation with Suppliers

      Lessee warrants that neither it nor any of its officers, directors (if a corporation), partners (if a partnership) or members (if a limited liability company) has, directly or indirectly, a substantial financial interest in the manufacturer or supplier of any Equipment except as previously disclosed in writing to Lessor.

    27. Entire Agreement

      This Agreement, applicable Leases, Certificates of Acceptance and Closing Schedules shall constitute the entire agreement between the parties and shall not be altered or amended except by an agreement in writing signed by the parties hereto or their successors or assigns.

      IN WITNESS WHEREOF Lessor and Lessee have signed this Agreement as of the day and year first hereinabove written.

LESSOR: DNJ DIAPER, LLC                    LESSEE: RMED INTERNATIONAL INC.

By:  [ILLEGIBLE]                           By: [ILLEGIBLE]

Its: Managing Member                       Its: V.P. Operations

                          Equipment Lease Schedule # 1

Lessor: DNJ DIAPER, LLC

Lessee: RMED INTERNATIONAL INC.

Master Lease Dated: June 19th, 2000

Equipment Location (including County): 3925 North Hastings Way, Eau Claire, WI 54702-0188, Eau Claire County

1. Description of Equipment

--------------------------------------------------------------------------------
Quantity  Manufacturer               Description                       Serial
                                                                       Number(s)
--------------------------------------------------------------------------------
 One (1) PCMC         Genesis XP Baby Diaper Machine including but not   8006
                      limited to the following component part features:
--------------------------------------------------------------------------------
                      Tissue Unwind, Debulker, Final Cutoff and
--------------------------------------------------------------------------------
                      Crossfolder, Horizontal Stacker, Web Combining
--------------------------------------------------------------------------------
                      System, SAP Applicator, Frontal Tape Applicator,
--------------------------------------------------------------------------------
                      Dust Reclaim System, Blowers, Tape Tab
--------------------------------------------------------------------------------
                      Applicator, small, medium, large and extra large
--------------------------------------------------------------------------------
                      change parts, hammer ill, Pulp unwind, drum
--------------------------------------------------------------------------------
                      former, adhesive application system,
--------------------------------------------------------------------------------
                      Nordson/Meltex adhesive system, Longitudinal
--------------------------------------------------------------------------------
                      Fold Former, Nonwoven Unwind, Acquisition Layer
--------------------------------------------------------------------------------
                      unwind, Backsheet Poly Unwind, Backsheet
--------------------------------------------------------------------------------
                      nonwoven unwind, Backsheet Lamination, Standing
--------------------------------------------------------------------------------
                      Leg Cuff unwind, Standing Leg Cuff Applicator,
--------------------------------------------------------------------------------
                      Fluff Pad Cutoff, Acquisition Layer Applicator,
--------------------------------------------------------------------------------
                      Leg Elastic Applicator, Waistband Applicator,
--------------------------------------------------------------------------------
                      Waistband Unwind, Final Contour Cutter, Vision
--------------------------------------------------------------------------------
                      Inspection System, Web Guides
--------------------------------------------------------------------------------

together with all components, parts, additions, accessions, attachments and substitutions therefor and replacements thereof

Schedule 1

                          Equipment Lease Schedule # 1

Lessor: DNJ DIAPER, LLC

Lessee: RMED INTERNATIONAL INC.

2. Lease Commencement Date: July 1st, 2000

3. Lease Term: 60 months

  Basic              Equipment                                    Periodic
  Term               Cost               Total Cost                Rental
  -----              ---------          ----------                --------
60 months            $2,500,000.00      $2,500,000.00             $54,462.87

    Monthly Rent is payable in advance on the 1st day of each calendar month commencing on the Lease Commencement Date.

4. Stipulated Loss Value: Payable upon Event of Loss (see attached to Schedule)

5. Assignment of Purchase Right and Warranty - Warranty Disclaimer

      Lessee hereby transfers to Lessor Lessee's right to purchase the Equipment from the Manufacturer thereof on the terms set forth on the [purchase order/contract] attached as Exhibit 1 hereto (the "Purchase Terms"). Lessor agrees to purchase the Equipment from the Manufacturer on the Purchase Terms and to pay for those "soft costs" identified on Exhibit 2 hereto provided that (i) Lessee has delivered to Lessor on or before the Purchase Cut-Off Date all of the documents, all of the documents, instruments and other items set forth on Schedule A hereto and (ii) no Event of Loss, Event of Default or event which, with the giving of notice, the lapse of time, or both, could result in an Event of Default exists. In the event that the Lessee fails to meet the conditions set forth in the previous sentence on or prior to the Purchase Cut-Off Date, Lessor's obligations under this section shall terminate and be of no further force or effect. Lessee transfers to Lessor all of Lessee's right, title and interest in any and all warranties (if any) made by the Manufacturer of the Equipment to Lessee. Lessee agrees that it will enforce, in its own name, all warranties, representations and agreements made by the manufacturer and/or supplier of the Equipment unless Lessor shall instruct lessee otherwise. LESSEE CONFIRMS AND ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, BROKER OR DEALER OF THE EQUIPMENT AND THAT THE EQUIPMENT SELECTED BY THE LESSEE IS BEING PURCHASED BY LESSOR AT THE REQUEST OF LESSEE FROM A SUPPLIER SELECTED BY LESSEE, AND LESSEE, ACCORDINGLY, FURTHER ACKNOWLEDGES THAT LESSOR DISCLAIMS ANY EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE EQUIPMENT OR USE THEREOF (INCLUDING ANY WARRANTY AS TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT OR WITH RESPECT TO INTERFERENCE OR INFRINGEMENT) AND AGREES TO HOLD LESSOR HARMLESS FROM ANY LOSSES IT MAY SUFFER IN CONNECTION THEREWITH. Lessee confirms that no defect or unfitness of the Equipment shall release it from any payment or other obligations under this Lease or the Master Equipment Lease Agreement.


Schedule 1                             2

                          Equipment Lease Schedule # 1
                                     Page 3

Lessor: DNJ DIAPER, LLC

Lessee: RMED INTERNATIONAL INC.

6. Acceptance of Equipment

      LESSEE HEREBY CONFIRMS THAT ALL ITEMS OF THE EQUIPMENT REFERRED TO ABOVE HAVE BEEN RECEIVED AND INSTALLED BY LESSEE, ARE IN SATISFACTORY WORKING ORDER AND CONDITION AND ARE ACCEPTABLE TO LESSEE, AND THAT LESSEE APPROVES PAYMENT BY LESSOR TO THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT. THIS PARAGRAPH SHALL CONSTITUTE THE CERTIFICATE OF ACCEPTANCE REFERENCED IN THE MASTER EQUIPMENT LEASE AGREEMENT FOR THE ITEMS OF EQUIPMENT HEREIN LISTED.

7. Incorporation of Lease

      This Equipment Lease constitutes a "Lease" under and as defined in the Master Lease Agreement referenced above, which Master Lease Agreement is incorporated herein in its entirety. Each party hereto also agrees that no Closing Schedule to this Lease shall be required and that the matters set forth herein with respect to the Equipment payment schedules, amounts and stipulated loss values shall be conclusive.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Equipment Lease as of the date first above written.

LESSOR: DNJ DIAPER, LLC                    LESSEE: RMED INTERNATIONAL INC.

By:  [ILLEGIBLE]                           By: [ILLEGIBLE]

Its: Managing Member                       Its: V.P. Operations


Schedule 1                             3